Consent of Independent Accountants
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 of our report dated April 11, 1997, which appears on page 59 of the 1996 Annual Report to Stockholders of ALARIS Medical, Inc. (formerly Advanced Medical, Inc.), which is incorporated by reference in ALARIS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP

San Diego, California
March 2, 1998